Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-78709, 33-60443, and 33-60449) of Katy Industries, Inc. of our report dated March 16, 2007 relating to the consolidated financial statements and financial statement schedules which appear in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

St. Louis, Missouri
March 16, 2007